UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2011

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 444-9001

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Pioneer Natural Resources Company (the “Company”) was held on May 17, 2011 in Irving, Texas. At the meeting, six proposals were submitted for a vote of stockholders, as described in the Company’s Proxy Statement dated April 4, 2011 (the “Proxy Statement”). The following is a brief description of each proposal and the results of the stockholders’ votes.

Election of Directors. Prior to the meeting, the Board designated three nominees as Class II Directors, Edison C. Buchanan, R. Hartwell Gardner and Jim A. Watson, with their terms to expire at the annual meeting in 2014 and until their successors are elected and qualified. Messrs. Buchanan, Gardner and Watson were, at the time of such nomination and at the time of the meeting, directors of the Company.  Each nominee was elected as a director of the Company, with the results of the stockholder voting being as follows:

	For	Authority Withheld	Abstain	Broker Non-Votes

Edison C. Buchanan	52,803,246	38,699,255	—	11,940,847
R. Hartwell Gardner	52,795,210	38,707,291	—	11,940,847
Jim A. Watson	52,826,376	38,676,125	—	11,940,847

In addition, the term of office for the following directors continued after the annual meeting: Scott D. Sheffield, Thomas D. Arthur, Andrew F. Cates, Andrew D. Lundquist, Charles E. Ramsey, Jr., Scott J. Reiman and Frank A. Risch.

Ratification of selection of independent auditors. The engagement of Ernst & Young LLP as the Company’s independent auditors for 2011 was submitted to the stockholders for ratification. Such engagement was ratified, with the results of the stockholder voting being as follows:

For	102,534,577
Against	835,196
Abstain	73,575
Broker non-votes	—

Advisory vote on executive compensation. The Company submitted to the stockholders for approval, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement. The proposal was approved, with the results of the stockholder voting being as follows:

For	86,853,183
Against	4,523,448
Abstain	125,870
Broker non-votes	11,940,847

Advisory vote regarding the frequency of stockholder advisory votes on executive compensation. The Company submitted to the stockholders, on an advisory basis, a proposal as to whether to have the advisory vote on executive compensation on the agenda for future annual stockholders meetings every one, two or three years. The results of the stockholder voting on this proposal were as follows:

Every year	81,494,057
Every two years	316,884
Every three years	9,612,044
Abstain	79,516
Broker non-votes	11,940,847

In light of the voting results, it is the current intention of the Company’s Board of Directors to include an advisory stockholder vote on executive compensation, or “say-on-pay” vote, in the Company’s proxy statement on an annual basis until the Company next holds an advisory vote on the frequency of say-on-pay votes as required under the rules of the Securities and Exchange Commission.

Stockholder Proposals. There were two non-binding stockholder proposals presented for a vote at the meeting:

A stockholder proposed that the Company’s Board of Directors initiate a process to amend the Company’s corporate governance documents to require that director nominees be elected by the affirmative vote of the majority of votes cast at an annual meeting, with a plurality vote standard retained for contested director elections. The results of the stockholder voting on this proposal were as follows:

For	70,867,736
Against	20,517,313
Abstain	117,452
Broker non-votes	11,940,847

A stockholder proposed that the Company’s Board of Directors take the steps necessary to eliminate the classification of the Board of Directors, and to require that, commencing no later than the annual meeting of 2013, all directors stand for elections annually. The results of the stockholder voting on this proposal were as follows:

For	82,815,430
Against	8,567,514
Abstain	119,557
Broker non-votes	11,940,847

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

	By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief
Accounting Officer

Dated: May 18, 2011